Exhibit 10.4

EXCLUSIVE PURCHASE OPTION AGREEMENT

BY AND AMONG

CHUANGXIANG NETWORK TECHNOLOGY (SHENZHEN) LIMITED

AND

JIYING LI

HUIBIN SU

CHAORAN ZHANG

AND

SHENZHEN CHUANGXIANG NETWORK TECHNOLOGY LIMITED

April 20, 2017

EXCLUSIVE PURCHASE OPTION AGREEMENT

(Translation Copy)

THIS EXCLUSIVE PURCHSE OPTION AGREEMENT (this Agreement) is entered into as of the 20th day of April, 2017 in Shenzhen, the Peoples Republic of China (the PRC)

by and among

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Entity Registration Number: 440300MA5DAEP93

Registered Address: Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

Party B: Jiyin Li

(China) Citizen ID Number: 410203198712131555

Address: No. 12 Building 5, Dirun Road 2, Jinshui District, Zhenzhou City, China

Party C: Huibin Su

(China) Citizen ID Number: 440781198001200210

Address: Room 503, Huanyuan Street 5, Haizhu District, Guangzhou City, China

Party D: Chaoran Zhang

(China) Citizen ID Number: 440112197809270019

Address: Room 503, Huajin Road 72, Tianhe District, Guangzhou City, China

Party E: Shenzhen Chuangxiang Network Technology Limted

Entity Registration Number: 44030034988710X5

Registered Address: Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

(Party A, Party B, Party C, Party D and Party E individually being referred to as a Party and collectively the Parties).

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WHEREAS:

1.	Party A is a validly registered wholly foreign owned entity in the People’s Republic of China (“P.R. China” or “China”) , duly incorporated and in a good standing;

2.	Party E is a valided registred limited liability company under PRC law, duly incorporated and in good standing;

3.	Party B, Party C and Party D are the total shareholders (collectively, the “Grantors”) of Party E, holding 60%, 20% and 20% of issued and outstanding shares of Party E, respectively, representing 100% equity interest of the Company in aggregate;

4.	Grantors agree to grant exclusively, irrevocabley and unconditionally an option to purchase the shares and essets of Party E pursuant to which Grantors shall transfer their shares or assets of Party E in part or in whole to Party A or its designee upon Party’s exercise of the option as permitted under the applicable PRC laws.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

ARTICLE 1: GRANT OF THE OPTION

1.1	Grant of Share Purchase Option

Each of Grantors agrees hereby to grant jointly and severally to Party A the irrevocable option (the “Share Purchase Option”) to purchase the the shares of Party E it holds in part or in whole at one time or in several installments at a purchase price set forth in Artilce 2.2 of this Agreement at the time decided by Party A subject to the terms and conditions set forth in this Agreement and as permitted under the applicable PRC laws for a consideration of 10RMB at the Share Purchase Price (as defind in Article 3.2 hereunder). Each Grantor shall not grant an option to purchase its shares in Party E or any rights underlying its shares in Party E to any Person except Party A and its designees. Party E agrees to the grant of the Share Purchase Option. The references of “Person” refer to individual, entity, joint venture, partnership, enterprise, trust or any non-business organization.

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1.2	Grant of Asset Purchase Option

Each of Grantors agress hereby to grant jointly and severally to Party A the irrevocable option (the “Asset Purchase Option”, together with the Share Purchase Option, the “Option”) to purchase any and all assets of Party E in part or in whole at one time or in several installments at a purchase price Artilce 2.2 of this Agreement for a consideration of at the time decided by Party A subject to the terms and conditions set forth in this Agreement and as permitted under the applicable PRC laws.

Party A or its designee and Party E shall enter into seprate asset transfer agreement to set forth the conditions and terms of the transfer of the asset in accordance with the relevant articles of this Agreement upon the exercise of the Asset Purchase Option.

ARTICLE 2: EXERCISE OF THE OPTION AND CLOSING

2.1	Timing of Exercise

2.1.1	Each of the Grantors agrees jointly and severally that Party A may at any time, and from time to time after the effective date hereof, exercise the Option, in whole or in part, to acquire all or a portion of the shares and/or assets of Party E, subject only to applicable laws of the PRC.

2.1.2	Each of the Grantors hereby agrees that Party A shall be entitled to exercise the Option for an unlimited number of times, until all of the shares or assets of Party E have been acquired by Party A.

2.1.3	Each of the Grantor agrees that when exercising the Option, Party A may designate itself or any authorized third party to exercise the Option provided that Party notifies Each Grantor in written.

2.2	Exercise Price

The exercise price to purchase the shares or asset of Party E held by each Grantor under this Agreemetn shall be determined as follows:

2.2.1	If the applicable laws of the PRC do not require an evaluation on the shares and/or assets of Party E upon the exercise of the Option, the total exercise price = RMB10,000 (“Total Exercise Price”); if Party A exercises the Option in a portion, each exercise price = Total Exercise Price * (the shares/assets underlying the portion of the Option / total shares/assets of Party E).

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2.2.2	If the applicable laws of the PRC require an evaluation on the shares and/or assets of Party E upon the exercise of the Option, the total exercise price = evaluation of total shares/assets of Party E *1% (or the minimum amount permitted under the applicable laws of the PRC); if Party A exercises the Option in a portion, each exercise price =the evalution of the shares/assets underlying the portion of the Option *1% (or the minimum amount permitted under the applicable laws of the PRC).

2.3	Transfer

Each of the Grantors agrees that the Option shall be freely transferable, in whole or in part, by Party A to any third party, and that upon such transfer, the Option may be exercised by such third party upon the terms and conditions set forth herein, as if such third party were a party to this Agreement, and that such third party shall assume the rights and obligations of Party A hereunder.

2.4	Notice Requirement

If Party A wishes to exercise the Option, it shall send a written notice to the Grantor by no later than ten business of Closing Date (defined herein below) pecifying therein:

2.4.1	the valid date of transfer the shares or assets of Party E (the “Closing Date”);

2.4.2	the name of the person to whom the shares or assets shall be transferred;

2.4.3	the amount and percentage of the shares or assets to be purchased from Party A;

2.4.4	the exercise price and the way of delivery; and

2.4.5	a letter of authorization, where a third party has been designated to exercise the Option. All parties agree tahat Party A can designate a third party to exercise the Option.

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2.5	Transfer of Shares or Assets

2.5.1	Each Grantor within 10 business days of receipt of an exercise notice in written from Party in accordance with Artilce 2.4 herein, shall:

(1)	immediately call for a shareholder meeting of Party E and take all other necessary action to approve the transfer of shares or assets set forth in the exercise notice to Party A and/or its designee at the exercise price;

(2)	immediately enter into share or asset transferer agreement with Party A and/or its designee to transfer the shares or assets set forth in the exercise notice to Party A and/or its designee at the exercise price;

(3)	enter into other necessary agreement or document, obtain all necessary governmental approvals and permits, take other necessary actions, to transfer the shares or assets set forth in the exercise notice to Party A and/or its designee free of lien and cause to register Party A and/or its designee as the owner of the shares or assets. For the purpose of this Agreement, “lien” includes guaranty, pledge, third party’s right or beneft, any option, repurchase right, right of first refusal, set-off, detain of any property rights or other security arrangement. To avoid any confusion, “lien” does not include any security interest or right under this Ageement, Share Pledge Agreement and the Power of Attorney entered into by by the Grantors. Referrences of “Share Pledge Agreement” refer to the Share Pledge Agreement, as amened from time to time, entered into by the Granters and Party A.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Grantors

3.1.1	Each of the Grantorss severally represents and warrants that:

3.1.2	it has the full power and authority to enter into this Agreement, and other document in connection with this Agreement; it has the full power and authority to fulfill its obligations under this Agreement and can act on its own and represent itself in any legal proceeding.

3.1.3	this Agreement is legally and validly executed and delivered. Such Grantor is bound by this Agreement and subject to enforcement as set forth in this Agreement if does fulfill out its obligations under this Agreement;

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3.1.4	its signing of this Agreement or fulfilling of any of its obligations hereunder does not violate any laws, regulations, court judgment or arbitration results and contracts to which it is bound, or conflict with any regulatory decision;

3.1.5	the shares of Party E held by such Grantor is free of any lien, guaranty, debtedness or cliam from a third party;

3.1.6	there is no lawsuit, arbitration or other legal or government procedures pending involving such Grantor which, based on its knowledge, shall materially and adversely affect this Agreement and the performance thereof;

3.1.7	Party E is a legally registered and validly existing limited liability company under the PRC laws as an independent legal person. It has full power and capability as an independent legal person and can act on its own interest and be treated as an independent party in any litigation;

3.1.8	Party E has all the business licenses, permits or grants required to conduct its business and is eligible to conduct its business in China;

3.1.9	there is no lawsuit, arbitration or other legal or government procedures pending involving Party E which, based on its knowledge, shall materially and adversely affect this Agreement and the performance thereof;

3.1.10	during the term of this Agreement, such Grantor will use its best efforts to ensure that Party E timely obtain or renew its business licenses, permits or grants as applicable and maintain the validity of these business licenses, permits or grants;

3.1.11	Unless otherwise agreed by Party A in written, such Grantor will not

(a)	transfer or dispose shares of Party E in any method, in part or in whole, or impose any trust, escrow, guaranty, pledge or grant any third party’s rights on the shares, wheter in part or in whole;

(b)	increase or decrease the registered capital of Party E;

(c)	dispose or cause the management of Party E to dispose any assets of Party E (except the disposition of less than 10% of net assets of the Party during the ordinary course of business);

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(d)	terminate or cause the management of Party E to terminate an material agreement (such materiality as reasonably determined by Party) or enter into any material agreement that may conflict with any existing material agreement;

(e)	appoint or remove any executive officer or director (if any), supervisor, or any other member of the management that shall be appointed or removed by suh Grantor;

(f)	cause Part E to announce and distribute any cash dividend, bonus, interests on shares;

(g)	supplement, amend or revise the company charter of Party E by any means;

3.1.12	ensure Party E does not loan or make any loan, or pvoide any guaranty by any means, or engage in any oblgiations out of its ordinary course of business;

3.1.13	Ensure the valid existence of Party E without any termination, acquisition, spin-off, liquidation or dissolution;

3.1.14	During the valid term of this Agreement, use its best efforts to development Party E’s business and maintain its operation in compliance with the laws and regulations, avoid any conduct that would materially adverse affect Party E’s asseets, reputation, or valid existence;

3.1.15	Option granted by this Agreement is exclusive. The Grantor will not grant any other pary than Party A or its designee purchase option or similar rights in any means;

3.1.16	Such Grantor shall use its efforts to fulfill the exercise when Party A exercises its Option including waiving the application of certain law and regulation (except such law or regulation is mandatory in PRC or otherwise set forth in this Agreement).

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ARTICLE 4: COVENANTS AND UNDERTAKINGS

4.1	Covenants of Party E

The Grantors (as all the shareholders of Party E) and Part E covenant that:

4.1.1	without prior written consent of Party A, they will not supplement, amend or revise company charter of Party E by any means, incrase or decrease Party E’s registered capital, or change Party E’s capital structure in any way;

4.1.2	they will keep validly existing and prudently and effectively operate Party E’s business and handle related corporate affairs following good commercial and business standards and practices; endeavor to ensure Party E keep holding its licenses, certificates and approvals as requisite for its business operations, and keep such licenses, certificates and approvals from being revoked;

4.1.3	without prior written consent of Party A, they will not sell, transfer, mortgage or otherwise dispose of any material asset, income, legitimate or beneficial interests in its business, or allow creation of any other security interest at any time as from the date hereof;

4.1.4	without prior written consent of Party A, they will not inherit, guarantee or allow the existence of any debt, with the exception of the receivables incurred during the ordinary or daily course of business not from any loan;

4.1.5	they will normally operate businesses to maintain its assets value, and not to result in any materially adverse affect on its business operation and the value of its assets by any acts or omissions;

4.1.6	without prior written consent of Party A, they will not enter into any material agreement except for the agreements entered into during the ordinary course of business (for the purpose of this section, an agreement should be deemed as a material agreement if the amount of which exceeds RMB 100,000);

4.1.7	without prior written consent of Party A, they will not provide any loan, credit or guatantee to anyone;

4.1.8	at the request of Party A, they will provide all materials related to its business and financial conditions to Party A;

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4.1.9	at the request of Party A, Party E will purchase and maintain an insurance of its assets and business from a carrier acceptable to Party A with a premium and insurance type identical to other similar businessnes as Party E;

4.1.10	without prior written consent of Party A, they will not merge or associate with any entity, or acquire any entity or invest in any entity;

4.1.11	they will promptly inform Party A of any existing or potential litigation, arbitration, or administrative proceedings in relation to its assets, business or revenues;

4.1.12	in order to maintain its ownership of all its assets, they will execute all necessary or appropriate documents, commence all necessary or appropriate claims, or make all necessary or proper defences to all claims;

4.1.13	without prior written consent of Party A, they will not distribute any dividend to shareholders by any means. But at the request of Party A, they will immediately distribute all profits to shareholders;

4.1.14	at the request of Party A, they will appoint the person designated by Party A to be its director or executive director;

4.1.15	without prior written consent of Party A, they will engage in any business competing against Party A or its affilites; and

4.1.16	without prior written consent of Party A, Party E will not dissolve or liquidate subject mandatory requirement under PRC laws.

4.2	Covenants of the Grantors

4.2.1	without written consent of Party A, each Grantor will not sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interests in its shares of Party E, or allow creation of any other security interest at any time as from the date hereof except the security interest set forth in the Share Pledge Agreement and the Power of Attorney;

4.2.2	each Grantor shall cause the board of dirctors and/or diretors (executive directors) of Party E to disapprove any sale, transfer, mortage or disposition of any legitimate or beneifical interests in its shares in Party E, or creation of any other securitiy interest except the approval of the security interest set forth in the Share Pledge Agreement and the Power of Attorney;

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4.2.3	without prior written consent of Party A, it will cause the board of dirctors and/or diretors (executive directors) of Party E to disapprove any merger or association of Party E with any entity, or acquisition of any entity or investment in any entity;

4.2.4	it will promptly inform Party A of any existing or potential litigation, arbitration, or administrative proceedings in relation to its shares in Party E;

4.2.5	it will cause the board of dirctors and/or diretors (executive directors) of Party E to approve the transfer of shares in accordance with this Agreement and any action taken at the request of Party A;

4.2.6	in order to maintain its ownership of shares, it will execute all necessary or appropriate documents, commence all necessary or appropriate claims, or make all necessary or proper defences to all claims;

4.2.7	at the request of Party A, it will designate any person to be appointed as a director or executive director of Party E;

4.2.8	it will give up any right of first refusal in connection with the transfer of shares among shareholders of Party E (if any), consents to other shareholders of Party E to enter into this Agreement, Share Pledge Agreement and Power of Attorney with Party A uner the similar terms of these agreements it has with Party A and agrees not to take any action that may conflict with these ageements;

4.2.9	If it receives any profits, dividends, interests or liquidation distribution, it will promptly give to Party or its designee as a gift;

4.2.10	it will fulfill its obligations under this Agreement in compliance with this Agrement and other agreements it has entered into with the Grantors and/or Party E and do not engage in any action or omission that may materially adversely impact the validity of this Agreement. Without written consent of Party A, the Grantor will not claim any rights of shares if there is any rights of shares;

4.2.11	In the event there is a change of the grantor or its ownership in share of Party E due to any reason (including but not limited to bankruptcy, divorce, death, etc), this Agreement is legally binding to the Grantor’s inheirs or transferees and subject any shares held by the inheirs or the transferees which shall be treated as the successor party to this Agreement.

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Article 5: taxation

5.1	Each Party will bear its own fees and other expenditure arising from negotiating, executing and performing this Agreement and any other relevant documents required therefore, including but not limited to legal fees, costs, businessand any other taxes and charges.

5.2	Each Party will bear its own tax and regulatory fees arising from executing and perform this Agreement under the applical PRC laws (for the purpose of this Agreement, PRC laws include laws of mainland China only and excluds laws of Hong Kong, Macau and Taiwan) If Party B and Party C shall pay any fees and other expenditure in accordance with the laws or the relevant contracts, Party A shall fully indemnify such fees and other expenditure paid by Party B and Party C.

ARTICLE 6: EVENT OF DEFAULT

Upon the execution of this Agreement, failure by either party to perform other obligations in this Agreement and any untrue representations or warranties shall be deemed as an event of default under this Agreement. In addition, the occurrence of any one or more of the following events shall constitute an event of default under this Agreement.

6.1	A Grantor’s failure to its oblgations in this Agreement and any untrue represenetations or warranties shall be deemed as a breach of Agreement. In addition, the occurenace of any following event shall conduct a breach by such Grantor:

6.1.1	the Grantor is forced to repay in advance or perform due to (i) a breach of any loan, guaranty, reimbursement or (ii) any indebtedness or fails to repay or perform when such indebtedness which Party A considers materially adversely impact or threat its capability to perform this Agreement;

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6.1.2.	the Grantor cannot repay any material indebtedness caused by infringement, unjustified enrichment or debt of negotiorum gestio;

6.1.3.	the Grantor cannot perform this Agreement because the transactions contemplatd hereto is illegal due to the revision or change of laws of PRC;

6.1.4.	the governmental permits, license, registrations or grants that are necessary to perform this Agreement are revoked, cancalled, terminated, void or materially rvised;

6.1.5.	there is material adverse change of the Grant’s assets which Party A has reason to believe materially adversely impact or threat its capability to perform this Agreement;

6.1.6.	Party E or any third party has applied bankruptcy, dissolvtion, spin-off, restructure, liquidation or deregistration for Party E or there is serious threat of such proceeding;

6.1.7.	the governmental permits, license, registrations or grants that are necessary for Party E to conduct its business has been revoked, or Party E’s operation capability has been materially adversely impacted or limited;

6.2.	If any party (the “Defaulting Party”) fails to peform its oblgations in this Agreement, the defaulting party shall fulfill its obligations caused by its default in accordance with this Agreement and the applicable laws including but not limited to fulfillment, remedies or compensating all the loss suffered by the other pary (the “Innocent Party”) provided that, such fulfillment does not impact any other rights that the Innocent Party is entitled to under this Agreement.

6.3.	If a Grantor is a Defaulting Party, it shall be subject to the obligations caused its default under the Share Pledge Agreement in addition to the obligatios set forth in Article 6.2 of this Agreement.

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ARTICLE 7: GOVERNING LAW AND DISPUTE SETTLEMENT

7.1	The conclusion, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC (for the purpose of this Agreement, the laws of PRC limits to laws of the main land China and excludes laws of Hong Kong, Macau and Taiwan).

7.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days, each Party can submit the disputes to the China International Economics & Trade Arbitration Commission Huanan Branch for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Shenzhen. The arbitral award shall be final and binding upon the Parties.

ARTICLE 8: CONFIDENTIALITY

No party to this Agreement shall publicize, divulge or disclose any information regarding this Agreement, the transaction under this Agreement, unless (1) that disclosure is required by applicable laws or rules of any stock exchange; (2) that information has been made publicly known without the default of any party; (3) that disclosure is made to its shareholder, legal counsel, accountant financial advisor or other professional; or (4) that the other party gives a written consent in advance.

ARTICLE 9: VALIDITY, TERM AND TERMINATION

9.1	This Agreement shall take effect from the date first mentioned hereof upon execution by all parties or parties’ representatives.

9.2	Unless terminated by Party A prior to its expiration, this Agreement shall remain valid until all shares or assets of Party E have been transferred to Party A and/or its designated party.

9.3	Party A has the right to terminate this Agreement with a written notice at least 30 days before the termination.

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9.4	This Agreement is terminated upon the occurrence of any following event:

(1)	That the Grantors cannot transfer the shares to Party A and/or its designee in part or in whole at the exercise price set forth in Article 2.2 of this Agreement because of the limitation of laws of PRC provided that Party A has given termination notice to other Parties; or

(2)	That the Grantors do not fully own or legally own shares of Party E because that Party A has transfer, sell or auction shares of Party E in accordance with the Share Pledge Agreement provided that Party A has given termination notice to other Parties.

ARTICLE 10: MISCELLANEOUS

10.1	This Agreement sets forth the fair and reasonable convenents agreed by the Parties on equal and valuable consideration. It constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. Any prior agreements, understandings, restrictions, representations, or warranties conflict with those set forth or referred to herein shall be void. No amendment or modification to this Agreement shall be valid unless made in writing and executed by the Parties. The exhibits of this Agreement shall be aa component of this Agreement and have the same effectiveness and force.

10.2	Notices

Unless otherwise designated by the other Party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by personal delivery, certified mail, pre-stamped mail, express mall or facsimile to the following correspondence addresses:

Party A	Chuangxiang Network Technology (Shenzhen) Limited
Address	Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Telephone
Attention

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Party B	Jiyin Li
Address
Telephone
Attention

Party C	Huibin Su
Address
Telephone
Attention
Party D	Chaoran Zhang
Address
Telephone
Attention

Party E	Shenzhen Chuangxiang Network Technology Limted
Address	Room 201, Buidling A, 1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Telephone
Attention

10.3	Any amendmnt, supplement or revision to this Agreement shall be in written and executed or sealed by all Parties.

10.4	This Agreement sets forth the fair and reasaonble agreements among the Parties based on equal and value consideration. If any article of this Agreement is not valid or cannot be fulfilled due to conflict with any law of PRC, it does not impact the effectiveness and the force of other articles of this Agreement.

10.5	This Agreement shall be made in Chinese version. This Agreement shall be executed in five copied with the same legal effectiveness and force.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties or their respective authorized representatives have caused this Agreement to be executed as of the date and in the place first here above mentioned.

SIGNED and SEALED by

For and on behalf of

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Legal Representative: Jiyin Li

SIGNED by

Party B: Jiyin Li

SIGNED by

Party C: Huibin Su

SIGNED by

Party D: Chaoran Zhang

SIGNED and SEALED by

For and on behalf of

Party E: Shenzhen Chuangxiang Network Technology Limted

Legal Representative: Jiyin Li

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